Exhibit 10.1

TENTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS TENTH AMENDMENT (this "Amendment") TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of August 14, 2012, and is made by and between TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), and TG PARTNERS, LLC, a Delaware limited liability company (“TG”) as successor by conversion to TG Partners Limited Partnership, a Delaware limited partnership (“TG Partners”), who, as the Appointing Persons, have the full power and authority pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of the Partnership with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

A.    On September 30, 1998, TCO, TG Partners, and Taub-Co Management, Inc., a Michigan corporation (“Taub-Co”) entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    On March 4, 1999, TCO, TG Partners, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

C.    On September 3, 1999, TCO, TG Partners, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to provide for the contribution of preferred capital in exchange for a preferred equity interest.

D.    On May 2, 2003, TCO, TG Partners, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

E.    On December 31, 2003, TCO, TG Partners, and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

F.    On February 1, 2005, TCO, TG Partners, and Taub-Co entered into a Fifth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to evidence the conversion of all of the Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership.

G.    On March 29, 2006, TCO, TG Partners, and Taub-Co entered into a Sixth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend Schedule A and Schedule E to the Second Amended and Restated Partnership Agreement.

H.     On April 1, 2006, TCO, TG Partners, and Taub-Co entered into a Seventh Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend certain definitions as a result of changes in the tax law affecting the taxation of real estate investment trusts and to protect TCO's status as a real estate investment trust.

I.    As of October 17, 2011, all outstanding series of Parity Preferred Equity of the Partnership were either redeemed or purchased by the Partnership.

J    On December 21, 2011, TCO, TG Partners, and Taub-Co entered into an Eighth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to provide for and limit the consent and approval rights of (i) certain Limited Partners who acquired Units of Partnership Interest pursuant to that certain Acquisition Agreement, dated September 30, 2011, between Davis Street Land Company of Tennessee, L.L.C., as Trustee of The Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, LLC, as Seller (the “Sellers”), and The Taubman Realty Group Limited Partnership, as Buyer, as amended, and (ii) those Limited Partners who succeed to the Units of Partnership Interest acquired by the Sellers.

K.    On December 30, 2011, Taub-Co was liquidated, and its Units of Partnership Interest were distributed to Taub-Co Management, IV, Inc., a Michigan corporation.

L.    On December 30, 2011, TCO and TG Partners entered into a Ninth Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is hereinafter referred to as the “Partnership Agreement”), as authorized under Section 13.11 of the Partnership Agreement, to reflect Taub-Co's liquidation and to delete Annex I, Annex II and Annex III to the Partnership Agreement relating to the Parity Preferred Equity.

M.    On August 14, 2012, TCO issued shares of 6.5% Series J Cumulative Redeemable Preferred Stock with a contingent conversion feature.

N.    As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to align the terms of TCO's Preferred Equity in the Partnership with the terms of the 6.5% Series J Cumulative Redeemable Preferred Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

1.    The third paragraph of Section 5.3 of the Partnership Agreement is hereby amended in its entirety to read as follows:

In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of common equity, or in the event of the conversion to common equity of TCO of any series of preferred equity that constitutes a Related Issue, TCO shall convert its Preferred Equity (or a portion thereof) (exclusive of any accrued but unpaid dividends) to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Guaranteed Payment on that portion of the converted Preferred Equity, with the effect that the portion of the converted Preferred Equity and related right to the payment of any future Guaranteed Payment shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the Partners, as provided in Section 8.4(a) hereof. Any such redemption or conversion to common equity of TCO of a series of preferred equity that constitutes a Related Issue shall be effected so that, following such redemption or conversion, the number of Units of Partnership Interest then held by TCO shall equal the number of shares of TCO's common stock then outstanding. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 5.3, Schedule A to this Agreement shall be amended accordingly. In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of preferred equity, TCO shall convert that portion of its Preferred Equity equal to the portion of the Related Issue that was redeemed (exclusive of any accrued but unpaid dividends), by appropriate amendment, whether by Annex or otherwise, to Preferred Equity having terms equivalent to the then newly issued preferred equity through which the Related Issue was redeemed.

2.    As amended by this Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 of the Partnership Agreement, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Lisa A. Payne
Lisa A. Payne

Its: Vice Chairman and Chief Financial Officer

TG PARTNERS, LLC, a Delaware limited liability company

By:    TG Michigan, Inc., a Michigan corporation,
Manager

By: /s/ Robert S. Taubman
Robert S. Taubman

Its: President and Chief Executive Officer

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